                                                                  EXHIBIT 10(xx)


                                          April 8, 1994



Mr. Stephen Theobald
Stokely USA, Inc.
1055 Corporate Center Drive
Oconomowoc, WI  53066

Dear Mr. Theobald:

You are hereby granted an Option to Purchase at the price of $8.50 per share and subject to the provisions hereinafter set forth, the total of fifteen thousand (15,000) shares of common stock of Stokely USA, Inc. ("Stokely").

Except as hereinafter provided, you may exercise this Option as follows: (a) This option shall not be exercisable as to any of the shares subject hereto prior to April 8, 1995; (b) Fifty (50%) percent of the total number of shares subject to this Option shall be subject to exercise commencing April 8, 1995; (c) The remaining (50%) percent of the total number of shares subject to this Option shall be exercisable commencing April 8, 1996; provided however, that the Option as to all shares covered hereby shall be exercised within ten
(10) years from the date of this Agreement and on April 8, 2004, the option as to all shares covered hereby shall terminate.

In the event of a change in control of Stokely (as defined herein), you shall be immediately entitled to exercise all of the Options granted hereby as of the date of such event, and the foregoing provisions for periodic exercise shall be of no further force or effect. In the event of a proposed dissolution of Stokely approved by the Board of Directors or a proposed sale of substantially all of the assets and property of Stokely approved by the Board of Directors, you shall also be immediately entitled to exercise all of the Options granted hereby as of the date of such event.

"Change in control" shall mean either the acquisition by purchase or otherwise of any person acting directly or indirectly or in concert with one or more other persons of 50% or more of any outstanding class of voting securities of Stokely or the election of a member of the Board of Directors of Stokely who is not nominated by management.

Stephen Theobald
April 8, 1994
Page Two

Subject to the foregoing, you may exercise your Option in whole or in part, and from time to time, so long as each partial exercise of the Option amounts to a purchase by you of not less than 100 shares.

This Option is a non-qualified (non-statutory) option. Under the present Internal Revenue Code, the spread between the option price and the market price, whether received in cash or in Stokely stock, will be considered compensation to you and will be deductible by Stokely.

To exercise your option, you must give written notice to Stokely identifying the number of shares for which you are exercising said option. The notice of exercise shall be effective on the date of its receipt by Stokely. Stokely shall then determine the market price of its Common Stock as indicated in the NASDAQ National Market Issues tabulation, or the last price per share traded on any national securities exchange, as published by the Wall Street Journal as of the close of business on the date of receipt by Stokely of the said notice of exercise. At its election, Stokely will pay to you the difference between the $8.50 per share option price and the market price as determined above multiplied by the number of shares for which you have given notice of exercise or, in the alternative, Stokely may distribute to you certificates for the number of whole shares of Common Stock of Stokely determined by dividing the aggregate amount due you as a result of such exercise by the market price on the effective date of your exercise.

If you cease to be employed by Stokely, or a parent or subsidiary thereof, this Option to the extent exercisable as of the date of cessation of employment shall terminate three months thereafter, provided that, if you are discharged for cause, all unexercised rights under this Option shall expire on notification of such discharge, and provided, further, that, if cessation is due to your death, any option exercisable on the date of your death shall be exercisable for a period not more than one year thereafter by your estate or by the person who shall have acquired the right to exercise the Option by bequest or inheritance. For the purposes of this Agreement, cause shall mean malfeasance or dishonesty on the part of the employee while engaged in the employment of Stokely.

This Option shall not be transferrable or assignable by you otherwise than by your will or the laws of descent and distribution as already specified.
During your life, this Option shall be exercisable only by you. Any attempted transfer or assignment by you of this Option in contravention of these provisions shall constitute valid grounds for the cancellation of this Option at the discretion of Stokely.

Stephen Theobald
April 8, 1994
Page Three


In the event that any of the following occur: (a) there are any changes in the capital stock of Stokely through stock splits, combinations or reclassification, or creation of or changes in par value of share; or (b) any stock dividends or other distributions (except cash dividends) are made to holders of the capital stock; (c) any rights to purchase stock at prices substantially below fair market value are granted to holders of the capital stock; or (d) as a result of any other recapitalization, merger or consolidation, the capital stock is converted into or exchangeable for any other share; then in any such case, Stokely shall make such adjustments in this agreement as it deems equitable to prevent substantial dilution or enlargement of the rights granted to or available to you under this agreement.

This Agreement: (i) constitutes the entire understanding between the parties with respect to the subject matter covered; (ii) supersedes all prior and contemporaneous understandings between the parties with respect to the subject matter covered; (iii) may be amended by mutual agreement of the parties provided any amendment must be in writing duly executed by both parties in order to be effective and binding; (iv) shall be governed by the laws of the State of Wisconsin and, (v) shall be executed in duplicate original so that each party may retain an original counterpart and be effective when signed by both parties.


                                                STOKELY USA, INC.

                                                /s/
                                                ____________________________
                                                Vernon Wiersma
                                                President



I hereby accept and agree to the provisions set forth herein:


                                                /s/
                                                ____________________________
                                                Stephen Theobald